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                                                                     EXHIBIT 8.1

                [LETTERHEAD OF TESTA, HURWITZ & THIBEAULT, LLP]

                                                              September 30, 1999
Excel Switching Corporation
255 Independence Drive
Hyannis, MA 02601

Ladies and Gentlemen:

     We have acted as counsel for Excel Switching Corporation, a Massachusetts corporation ("Excel"), in connection with the preparation and execution of the Agreement and Plan of Merger dated as of August 7, 1999 (the "Agreement") by and among Excel, Lucent Technologies Inc., a Delaware corporation ("Lucent"), and Dallas Merger Inc., a Massachusetts corporation wholly-owned by Lucent ("Sub"). Pursuant to the Agreement, Sub will merge with and into Excel (the "Merger"), and Excel will become a wholly-owned subsidiary of Lucent. Unless otherwise defined, capitalized terms referred to herein have the meanings set forth in the Agreement.

     You have requested our opinion regarding certain United States federal income tax consequences of the Merger. In delivering this opinion, we have reviewed and are relying upon (without any independent investigation or examination thereof) the truth and accuracy, at all relevant times, of the facts, statements, descriptions, covenants, representations and warranties set forth in the Registration Statement on Form S-4 filed by Lucent with the Securities and Exchange Commission (which contains a proxy statement/prospectus) (the "Registration Statement"), the Agreement (including exhibits), representations by Excel, Lucent and Sub respectively (the "Corporate Representations"), and such other documents pertaining to the Merger as we have deemed necessary or appropriate.

     In connection with rendering this opinion, we have also assumed and are relying upon (without any independent investigation or examination thereof) the following:

     1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

     2. Any statement made in any of the documents referred to herein "to the knowledge of" or "to the best of the knowledge" of any person or party or similarly qualified is correct without such qualification.

     3. As to all matters for which a person or entity has represented that such person or entity is not a party to, does not have or is not aware of any plan, intention, understanding or agreement to take an action, there is in fact no such plan, intention, understanding or agreement and such action will not be taken.

     4. All facts, statements, descriptions, covenants, representations and warranties contained in any of the documents referred to herein or otherwise made to us (including, without limitation, the aforementioned Corporate Representations) are true and correct in all material respects and no actions have been (or will be) taken which are inconsistent with such positions.
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     5. The Merger will be consummated in accordance with the terms of the
Agreement and without any waiver or breach of any material provision thereof, and the Merger will be effective under applicable state law.

     Based upon our examination of the foregoing items and subject to the assumptions, limitations and qualifications set forth herein and in the Registration Statement, it is our opinion that, under current law, and assuming that the Merger constitutes a "reorganization" as defined in Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), the following statements regarding United States federal income tax considerations set forth under the heading "THE MERGER--Material United States Federal Income Tax Consequences of the Merger" in the Registration Statement, insofar as they constitute statements of law or legal conclusions, although general in nature, are correct in all material respects:

     - no gain or loss will be recognized by the holders of Excel common stock who exchange their Excel common stock for Lucent common stock pursuant to the Merger, except with respect to cash received instead of a fractional share of Lucent common stock;

     - the aggregate tax basis of the Lucent common stock received in the Merger by each holder of Excel common stock will be the same as the aggregate tax basis of the Excel common stock surrendered in exchange therefor, reduced by the amount of tax basis allocable to any fractional share of Lucent common stock for which cash is received;

     - the holding period of the Lucent common stock received in the Merger will include the holding period of the Excel common stock surrendered in exchange therefor; and

     - a holder of Excel common stock who receives cash instead of a fractional share of Lucent common stock will recognize gain or loss in connection with the disposition of such fractional share measured by the difference between the amount of cash received and the portion of the tax basis of the Lucent common stock allocable to the fractional share. Such gain or loss generally will be long-term capital gain or loss if the holding period of the Excel common stock exchanged is more than one year.

     The United States federal income tax consequences of the Merger to a holder of Excel common stock will, however, depend upon that holder's particular situation and we express no opinion as to the completeness of the discussion set forth under the heading "THE MERGER--Material United States Federal Income Tax Consequences of the Merger" as applied to any particular holder.

     This opinion represents and is based upon our judgment regarding the application of federal income tax laws including the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, we can provide no assurance that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, will not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

     This opinion addresses only the matters set forth above, and does not address any other federal, state, local or foreign tax consequences that may result from the Merger.

     No opinion is expressed as to any transaction other than the Merger as described in the Agreement (whether or not undertaken in connection with the Merger) or as to any transaction whatsoever, including the Merger, if any the transactions described in the Agreement are not
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consummated in accordance with the terms of such Agreement and without waiver or breach of any material provision thereof, or if any of the facts, statements, descriptions, covenants, representations, warranties or assumptions upon which we relied (including, without limitation, the aforementioned Corporate Representations) are not true and accurate at all relevant times. In the event any one of the facts, statements, descriptions, covenants, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

     This opinion has been delivered to you for the purpose of being included as an exhibit to the Registration Statement. It may not be relied upon for any other purpose or by any other person or entity and may not be made available to any other person or entity without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the references to our firm name under the heading "THE MERGER--Material United States Federal Income Tax Consequences of the Merger" in the Registration Statement solely for the limited purposes stated therein. In giving this consent, however, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                          Very truly yours,

                                          /s/ Testa, Hurwitz & Thibeault, LLP

                                          TESTA, HURWITZ & THIBEAULT, LLP